                                 SCHEDULE 14A
                                (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (the "Exchange Act")

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[X] Preliminary Proxy Statement                [_] Confidential, for Use of the
[_] Definitive Proxy Statement                     Commission Only (as permitted
[_] Definitive Additional Materials                by Rule 14a-6(e)(2))
[_] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          WEINGARTEN REALTY INVESTORS
               (Name of Registrant as Specified in Its Charter)

                                Not Applicable
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5)  Total fee paid:

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[_] Fee paid previously with preliminary materials.

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[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1)  Amount previously paid:

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    (2) Form, Schedule or Registration Statement no.:

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    (3)  Filing Party:

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    (4)  Date Filed:

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

                                                               PRELIMINARY PROXY

                          WEINGARTEN REALTY INVESTORS

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                APRIL 28, 1999

To Our Shareholders:

     You are invited to attend the annual meeting of shareholders of Weingarten Realty Investors which will be held at the Houstonian, 111 N. Post Oak Lane, Houston, Texas, on Wednesday, April 28, 1999, at 11:00 a.m., Houston time. The purpose of the meeting is to vote on the following proposals:

     PROPOSAL 1:  To elect 10 trust managers to serve for a one year term, and until their successors are elected and qualified.

     PROPOSAL 2:  To approve an amendment to Article Seven of our Amended and
                  Restated Declaration of Trust to increase the number of authorized preferred shares from 10,000,000 shares to 20,000,000 preferred shares.

     PROPOSAL 3:  To approve an amendment to Article Eighteen of our Amended and
                  Restated Declaration of Trust to include language required for the settlement of trades on the New York Stock Exchange.

     PROPOSAL 4:  To approve an amendment to our 1993 Incentive Share Plan to authorize the issuance of an additional 234,000 common shares under the plan.

     PROPOSAL 5:  To approve the 1999 Employee Share Purchase Plan.

     PROPOSAL 6:  To ratify the selection of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 1999.

     PROPOSAL 7:  To transact any other business that may properly be brought before the annual meeting or any adjournments thereof.

     The Board of Trust Managers has fixed the close of business on March 1, 1999 as the record date for determining shareholders entitled to notice of and to vote at the annual meeting. A form of proxy card and a copy of our Annual Report to Shareholders for the fiscal year ended December 31, 1998 are enclosed with this notice of annual meeting and proxy statement.

     YOUR PROXY VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE ASKED TO COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING. IF YOU PLAN TO ATTEND THE ANNUAL MEETING TO VOTE IN PERSON AND YOUR SHARES ARE REGISTERED WITH OUR TRANSFER AGENT, CHASEMELLON SHAREHOLDER SERVICES, L.L.C., IN THE NAME OF A BROKER OR BANK, YOU MUST SECURE A PROXY FROM THE BROKER OR BANK ASSIGNING VOTING RIGHTS TO YOU FOR YOUR SHARES.

                                    BY ORDER OF THE BOARD OF TRUST
                                    MANAGERS


                                    ------------------------------------
                                    M. Candace DuFour,
                                    Vice President and Secretary
             , 1999
Houston, Texas

                                PROXY STATEMENT

                             ---------------------

                        ANNUAL MEETING OF SHAREHOLDERS
                           Wednesday, APRIL 28, 1999

                             ---------------------


Weingarten Realty Investors
2600 Citadel Plaza Drive
Houston, Texas 77008

     The Board of Trust Managers is soliciting proxies to be used at the 1999 annual meeting of shareholders to be held at the Houstonian, 111 N. Post Oak Lane, Houston, Texas, on Wednesday, April 28, 1999, at 11:00 a.m., Houston time. This proxy statement, accompanying proxy and annual report to shareholders for the fiscal year ended December 31, 1998 are first being mailed to shareholders on or about March 1, 1999. Although the annual report is being mailed to shareholders with this proxy statement, it does not constitute part of this proxy statement.

WHO CAN VOTE

     Only shareholders of record as of the close of business on March 1, 1999, are entitled to notice of and to vote at the annual meeting. As of March 1, 1999, we had 26,689,297 common shares of beneficial interest, 3,000,000 7.44% Series A Cumulative Redeemable Preferred Shares, 3,600,000 7.125% Series B Cumulative Redeemable Preferred Shares and 2,300,000 7.00% Series C Cumulative Redeemable Preferred Shares outstanding. Each common shareholder of record on the record date is entitled to one vote on each matter properly brought before the annual meeting for each common share held. The holders of preferred shares will only be entitled to vote on the proposed amendment to Article Seven of the Amended and Restated Declaration of Trust to increase the number of authorized preferred shares. If you hold common shares through any of our share purchase or savings plans, you will receive voting instructions from that plan's administrator. Please sign and return those instructions promptly to assure that your shares are represented at the annual meeting.

     In accordance with the Texas Business Corporation Act and our Amended and Restated Bylaws, a list of shareholders entitled to vote at the annual meeting will be available at the annual meeting and for 10 days prior to the annual meeting, between the hours of 9:00 a.m. and 4:00 p.m. at our offices located at 2600 Citadel Plaza Drive, Houston, Texas.

HOW YOU CAN VOTE

     Shareholders cannot vote at the annual meeting unless the shareholder is present in person or represented by proxy. You are urged to complete, sign, date and promptly return the proxy in the enclosed postage-paid envelope after reviewing the information contained in this proxy statement and in the annual report. Valid proxies will be voted at the annual meeting and at any adjournments of the annual meeting as you direct in the proxy.

     You may revoke your proxy at any time before it is exercised by:

     . writing to our Secretary, M. Candace DuFour, at Weingarten Realty Investors, P.O. Box 924133, Houston, Texas, 77292-4133;

     .  timely delivering a properly executed, later-dated proxy; or

     .  voting in person at the annual meeting.

     Voting by proxy will in no way limit your right to vote at the annual meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, to be able to vote at the annual meeting. If no direction is given and the proxy is validly executed, the shares represented by the proxy will be voted as recommended by the Board of Trust Managers. The persons authorized under the proxies will vote upon any other business that may properly come before the annual meeting according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the date this proxy statement went to press, we did not anticipate that any other matters would be raised at the annual meeting.

REQUIRED VOTE

     The presence, in person or represented by proxy, of the holders of a majority of the common shares (13,344,649 shares) entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. However, if a quorum is not present at the annual meeting, the shareholders, present in person or represented by proxy, have the power to adjourn the annual meeting until a quorum is present or represented. Pursuant to our Amended and Restated Bylaws, abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum at the annual meeting. A broker "non-vote" occurs when a nominee holding common shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

     The affirmative vote of the holders of two-thirds of the outstanding common shares (17,792,865 shares) is required for the election of trust manager nominees who have not been previously elected as trust managers. The affirmative vote of the holders of a majority of the common shares (13,344,649 shares) present in person or represented by proxy is required to re-elect trust managers. All of the nominees for trust manager served as trust mangers of Weingarten in 1998. Abstentions and broker non-votes are not counted for purposes of the election of trust managers.

     The affirmative vote of the holders of two-thirds of (i) the outstanding common shares (17,792,865 shares), and (ii) the outstanding preferred shares (59,333,334 shares) voting a class is required to approve the Board of Trust Managers' proposal to increase the number of authorized preferred shares. The affirmative vote of the holders of 80% of all outstanding common shares (21,351,438 shares) entitled to vote, in person or represented by proxy, is required to amend Article Eighteen of our Amended and Restated Declaration of Trust to include language required for the settlement of trades on the New York Stock Exchange. Abstentions and broker non-votes are not counted for the approval of amendments to the Amended and Restated Declaration of Trust.

     The affirmative vote of the holders of a majority of the outstanding common shares (13,344,649 shares) entitled to vote, in person or represented by proxy, is required to approve the other matters to be acted upon at the annual meeting. Abstentions and broker non-votes are not counted for the approval of other matters.

COST OF PROXY SOLICITATION

     The cost of soliciting proxies will be borne by us. Proxies may be solicited on behalf of us by our trust managers, officers or employees in person, by telephone, facsimile or by other electronic means. We have engaged _______________ to assist in the distribution and solicitation of proxies in exchange for a fee of $________, plus expenses.

     In accordance with SEC regulations and the regulations of the New York Stock Exchange ("NYSE"), we will also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials and soliciting proxies from the beneficial owners of our common shares and preferred shares.

                           GOVERNANCE OF THE COMPANY

     Pursuant to the Texas Real Estate Investment Trust Act, the Texas Business Corporation Act, our Amended and Restated Declaration of Trust and our Amended and Restated Bylaws, our business, property and affairs are managed under the direction of the Board of Trust Managers. Members of the Board of Trust Managers are kept informed of our business through discussions with the Chairman of the Board and officers, by reviewing materials provided to them and by participating in meetings of the Board of Trust Managers and its committees. During fiscal year 1998, the Board of Trust Managers held four meetings and the committees held a total four meetings. No trust manager, other than Mr. Schnitzer, attended less than 75% of the total number of Board of Trust Manager and committee meetings.

COMMITTEES OF THE BOARD OF TRUST MANAGERS

                                                                                       Executive
                                       Executive        Audit         Executive       Compensation       Pricing
       Name                Board        Officer       Committee       Committee         Committee       Committee
Stanford Alexander          x*            x                              x                                 x

Andrew M. Alexander         x             x                                                                x

Robert J. Cruikshank        x                            x

Martin Debrovner            x             x                              x                                 x

Melvin A. Dow               x                            x                                x

Stephen A. Lasher           x                                            x                x

Joseph W. Robertson, Jr.    x             x                                                                x

Douglas W. Schnitzer        x

Marc J. Shapiro             x                            x                                x

J.T. Trotter                x                            x

----------
* Chairman

     During fiscal year 1998, the Board of Trust Managers had four ongoing committees: an audit committee, an executive committee, an executive compensation committee, and a pricing committee.

     The audit committee consists of four independent trust managers. The functions of the audit committee include recommending to the Board of Trust Managers the appointment of independent auditors, reviewing with the independent auditors both the plans for and the results of internal audits, approving the services provided by the independent auditors, reviewing the range of audit and nonaudit fees and considering the adequacy of our internal accounting controls. The audit committee met two times in 1998.

     The executive committee has three members and it may enter into transactions to acquire and dispose of real property valued at up to $50,000,000. The executive committee also has the authority to execute certain contracts and agreements, including agreements to borrow money. The executive committee did not meet in 1998.

     The executive compensation committee consists of three independent trust managers. The functions of the executive compensation committee include establishing the compensation of executive officers and administering management incentive compensation plans. The executive compensation committee met two times in 1998.

     The pricing committee has four members and is authorized to exercise all the powers of the Board of Trust Managers in connection with the offering, issuance and sale of our securities. The pricing committee did not meet in 1998.

COMPENSATION OF TRUST MANAGERS

During fiscal year 1998, all non-employee trust managers received compensation as follows:

     Annual retainer fee.......................   $2,500.00
     Fee for each Board meeting attended.......   $1,500.00
     Fee for each committee meeting attended...   $  500.00

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During our 1998 fiscal year, all of our independent trust mangers served on the executive compensation committee. The executive compensation committee members are Messrs. Dow, Lasher and Shapiro.

     Mr. Shapiro, a Vice Chairman and director of Chase Bank of Texas, N.A. serves on the executive compensation committee. We entered into a $200 million syndicated revolving credit agreement of which Chase is the agent for the syndication. Total interest paid to Chase as the agent for the facility was $3.5 million for the year ended December 31, 1998. Chase's participation as a syndicate member as of December 31, 1998 was $42.4 million of the $200 million facility. As of December 31, 1998, $10.3 million was outstanding under the two credit facilities. We also executed an agreement with Chase for an uncommitted and unsecured overnight credit facility totaling $20 million. During the fiscal year ended December 31, 1998, we paid Chase $0.6 million in interest expense under the uncommitted and unsecured overnight credit facility. From time to time, we have made short-term borrowings from independent third parties which were arranged through Chase. The principal amount of the borrowings, which did not exceed $12.2 million during 1998, was secured by government-backed securities owned by us. Chase is also the trustee under two grantor trusts, which hold certain employee deferred compensation funds.

     Weingarten Properties Trust, a Texas real estate investment trust that owns five shopping centers, shares certain common officers and/or trust managers with us. Messrs. S. Alexander,

Debrovner, Dow, Lasher, Robertson, A. Alexander and Mr. Stephen C. Richter, Senior Vice President and Treasurer of Weingarten, are officers and/or trust managers of Weingarten Properties Trust. During 1998, we advanced funds to Weingarten Properties Trust to fund certain capital needs of Weingarten Properties Trust under a short-term unsecured note bearing interest at the prime rate plus 1%, which ranged from 8.75% to 9.5% during the year. As of December 31, 1998, Weingarten Properties Trust owed us $758,556. The largest amount owed to us during the year was $1,182,975. Weingarten Properties Trust paid us $87,216 in interest on funds borrowed during fiscal 1998. We currently own 77% of the outstanding common shares of Weingarten Properties Trust and we also contract to manage its day-to-day business and properties. Weingarten Properties Trust paid us approximately $255,026 during 1998 for the management of its properties and the operation of its business.

     Messrs. S. Alexander, A. Alexander, Debrovner, Dow, Lasher, Richter and Schnitzer are shareholders or officers and/or directors of WRI Holdings, Inc., a Texas corporation. In December 1984, we contributed certain assets and cash to WRI Holdings in exchange for, among other consideration, $26.8 million original principal amount of debt securities (the "Holdings Debt Securities") and common stock of WRI Holdings. The assets contributed by us to WRI Holdings included unimproved land in the Railwood Industrial Park in northeast Houston and all of the issued and outstanding capital stock of Plaza Construction, Inc. and Leisure Dynamics, Inc. The Holdings Debt Securities were issued pursuant to three separate trust indentures and originally consisted of $16.7 million principal amount of debt securities (the "Hospitality Bonds") due December 28, 2004, $7.0 million principal amount of debt securities (the "Railwood Bonds") due December 28, 2004, and $3.2 million principal amount of debt securities (the "Plaza Bonds") due December 28, 1994. The Plaza Bonds were extended and are currently due December 28, 1999.

     Interest must be paid on the outstanding principal amount of the Hospitality Bonds at a rate equal to the greater of 16% per annum or 11% of WRI Holdings' pro rata share of the gross revenues per year from the hotels owned by Hospitality Ventures, but not more than 18%, the maximum lawful rate in Texas applicable to the Hospitality Bonds. The Hospitality Bonds were structured so that we would, under certain circumstances, receive interest income based on the revenues of the Hospitality Ventures. In August 1995, Hospitality Ventures sold seven of the eight hotels it owned. The sales proceeds were remitted to us through WRI Holdings, reducing the principal amount outstanding (net of deferred
gain) to $2.4 million as of December 31, 1995.   In August 1996, Hospitality
Ventures secured financing for the remaining hotel, the proceeds from which were used to reduce the principal amount outstanding (net of deferred gain) to $.4 million.

     As of December 31, 1998, the outstanding principal amounts owing on the Railwood Bonds and the Plaza Bonds were $6.2 million and $2.1 million, respectively. Interest on both bonds accrues at the rate of 16% per annum (the "accrual rate"), but is due and payable quarterly at the rate of 10% per annum (the "pay rate"). The difference between the accrual rate and the amount of interest paid by WRI Holdings at the pay rate on the debt securities is treated as unpaid accrued interest, which will not accrue any compound interest and is payable with the principal at maturity. We recognize as interest income only amounts actually received for payment under the note. Therefore, we do not carry the difference between the accrual rate and the pay rate as an asset on our consolidated balance sheet. The nonrecognized accrued interest outstanding as of December 31, 1998 under the Railwood Bonds and Plaza Bonds was $7.2 million and $3.9 million, respectively.

     Pursuant to a loan agreement between WRI Holdings and us and pursuant to a note dated December 28, 1984, as amended in October 1987, January 1991 and March 1994, WRI Holdings may borrow from us the amount necessary, up to a maximum of $40 million, to enable WRI Holdings to pay the interest owing on the Holdings Debt Securities. Interest on the note accrues at the highest rate per annum permitted by Texas law as to a portion of the debt and the Chase prime rate plus 2% per annum (but not in excess of the maximum legal rate) on the balance of the debt. The note is payable December 28, 2004. As of December 31, 1998, $30.5 million was outstanding under the note, which represents the difference between the amount recognized as interest income on the Holdings Debt Securities and the pay rate applicable to the bonds, i.e., we did not recognize as income that portion of the pay rate interest received by us which had been borrowed by WRI Holdings under the note.

     In November 1982, we entered into a loan agreement with River Point Venture I, a joint venture in which Plaza Construction was a joint venture partner. In October of 1997, Plaza Construction acquired all ownership interests in the joint venture under the River Pointe loan agreement which was amended in December of 1991. Under the terms of the River Pointe loan agreement, we may loan Plaza Construction up to $12 million for construction and development of River Pointe. Interest accrues at the prime rate plus 1%, but not in excess of the maximum rate permitted by law, and payment of the outstanding principal balance was due December 1, 1998. Beginning in 1990, we discontinued the recognition of interest income for financial statement purposes. As of December 31, 1998, the principal amount outstanding under the River Point loan agreement was $___ million plus accrued, but nonrecognized, interest of $___ million. In June 1998, we purchased land from Plaza Construction for $2.2 million. The proceeds were used to reduce the Plaza Bonds by $1.1 million and to reduce outstanding amounts under the River Pointe loan agreement by $1.1 million.

                     SHARE OWNERSHIP OF MAJOR SHAREHOLDERS,
                         TRUST MANAGERS AND MANAGEMENT

     The following table sets forth certain information regarding the beneficial ownership of our common shares as of February 1, 1999 by (1) each person known by us to own beneficially more than 5% of the outstanding common shares, (2) each current trust manager, (3) each current named executive officer, and (4) all current trust managers and current named executive officers as a group. Unless otherwise indicated, the shares listed in the table are owned directly by the individual or entity, or by both the individual and the individual's spouse. Except as otherwise noted, the individual or entity had sole voting and investment power as to shares shown or, in the case of the individual, the voting power is shared with the individual's spouse.

     Certain of the shares listed below are deemed to be owned beneficially by more than one shareholder under SEC rules. Accordingly, the sum of the ownership percentages listed exceeds 100%.


                                     Amount and Nature of
                 Name                Beneficial Ownership     Percent of Class
                 ----                --------------------     ----------------
Stanford Alexander                       2,174,826  (1)             8.15%
Andrew M. Alexander                        595,015  (2)             2.23%
Robert J. Cruikshank                         1,000                    *
Martin Debrovner                           175,636  (3)               *
Melvin A. Dow                              502,277  (4)             1.88%
Stephen A. Lasher                          346,502  (5)             1.30%
Joseph W. Robertson, Jr.                   125,468  (6)               *
Douglas W. Schnitzer                       630,280  (7)             2.36%
Marc J. Shapiro                             11,500  (8)               *
J.T. Trotter                                 1,000                    *
Stephen C. Richter**                        56,970  (9)               *
(All trust managers and executive
 officers as a group (11 persons)        4,027,124 (10)            15.10%
Merrill Lynch Asset Management L.P.
 Merrill Lynch Growth Fund.              1,910,466 (11)             7.16%
---------------
*   Beneficial ownership of less than 1% of the class is omitted.

**  Not a nominee for the Board of Trust Managers.

(1) Includes 383,608 shares held by various trusts for the benefit of Mr. Alexander's children and 296,675 shares for which voting and investment power are shared with Andrew M. Alexander and Melvin A. Dow, trust managers of Weingarten; 9,000 shares subject to restrictions on transfer for which Mr. Alexander has the right to vote and 87,325 shares that may be purchased by Mr. Alexander upon exercise of share options that are currently exercisable or that will become exercisable within 60 days of the date for which beneficial ownership is provided in the table. Also includes 319,580 shares held by a charitable foundation, over which shares Mr. Alexander and his wife Joan have voting and investment power. Mr. Alexander's address is 2600 Citadel Plaza Drive, Houston, Texas 77008.

(2) Includes 296,675 shares over which Messrs. S. Alexander and Dow have shared voting and investment power, 2,700 shares are subject to restrictions on transfer for which Mr. A. Alexander has the right to vote and

     40,800 shares that Mr. A. Alexander may purchase upon the exercise of share options that will be exercisable within 60 days of February 1, 1999.

(3) Includes 26,875 shares held in trust for the benefit of Mr. Debrovner's children for which he has voting and investment power, 5,750 shares subject to restrictions on transfer for which Mr. Debrovner has the right to vote and 69,000 shares that may be purchased upon the exercise of share options that will be exercisable within 60 days of February 1, 1999.

(4) Includes 296,675 shares over which Messrs. S. Alexander and Dow have shared voting and investment power.

(5) Includes 193,349 shares held by trusts for the benefit of Mr. Lasher's children for which Mr. Lasher exercises voting and investment power.

(6) Includes 4,690 shares subject to restrictions on transfer for which Mr. Robertson has the right to vote and 48,000 shares that may be purchased upon the exercise of share options that will be exercisable within 60 days of February 1, 1999.

(7) Mr. Schnitzer shares voting and investment power with Joan Weingarten Schnitzer under trusts for Joan Weingarten Schnitzer with respect to all the shares beneficially owned by Mr. Schnitzer.

(8) Includes 2,600 shares owned by Mr. Shapiro's children for which he disclaims beneficial ownership because he holds no custodial authority with respect to the shares.

(9) Includes 2,105 subject to restrictions on transfer for which Mr. Richter has the right to vote and 26,000 shares that may be purchased upon the exercise of share options that will be exercisable within 60 days of February 1, 1999.

(10) Includes 24,245 shares subject to restrictions on transfer for which the trust managers and officers have the right to vote and 271,125 shares that may be purchased upon the exercise of share options that will be exercisable within 60 days of February 1, 1999.

(11) Pursuant to information contained in a Schedule 13G filed by or on behalf of the beneficial owners with the SEC on February 2, 1999. In the Schedule 13G, the parties listed the address of Merrill Lynch Asset Management as World Financial Center, North Tower, 250 Vesey Street, New York, New York 10381, and Merrill Lynch Growth Fund as 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our trust managers and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file reports of holdings and transactions in our securities with the SEC and the NYSE. Executive officers, trust managers and greater than 10% beneficial owners are required by applicable regulations to furnish us with copies of all Section 16(a) forms they file with the SEC.

     Based solely upon a review of the reports furnished to us with respect to fiscal year 1998, we believe that all SEC filing requirements applicable to our trust managers and executive officers were satisfied.


                                 PROPOSAL ONE
                           ELECTION OF TRUST MANAGERS

     At the annual meeting, 10 trust managers will be elected by the shareholders to serve until his successor has been duly elected and qualified, or until the earliest of his death, resignation or retirement.

Regardless of the number of votes each nominee receives, pursuant to the Texas Real Estate Investment Trust Act, each trust manager will continue to serve unless another nominee receives the affirmative vote of the holders of 66 2/3% of our outstanding common shares.

     The persons named in the enclosed proxy will vote your shares as you specify on the enclosed proxy form. If you return your properly executed proxy but fail to specify how you want your shares voted, the shares will be voted in favor of the nominees listed below. The Board of Trust Managers has proposed the following nominees for election as trust managers at the annual meeting. Each of the nominees is currently a member of the Board of Trust Managers.

NOMINEES

     STANFORD ALEXANDER, Chairman of the Board of Trust Managers and Chief Executive Officer since January 1, 1993. President and Chief Executive Officer from 1962 to January 1, 1993. Trust manager since 1956 and our employee since 1955. President, Chief Executive Officer and a trust manager of Weingarten Properties Trust. Member of the Houston Regional Advisory Board of Chase Bank of Texas, N.A. (formerly Texas Commerce Bank, N.A.) Houston Regional Board.
Age: 70.

     ANDREW M. ALEXANDER, Trust manager since 1983. President since 1983. Executive Vice President/Asset Manager and President of Weingarten Realty Management Company from 1993 to 1995. Senior Vice President/Asset Manager of Weingarten Realty Management Company from 1991 to 1993, and Vice President from 1990 to 1991 and, prior to our reorganization in December 1984, Vice President from 1998 to 1990. Mr. Alexander has been our employee since 1978. He is a trust manager of Weingarten Properties Trust. Director of Academy Sports & Outdoors, Inc. Age: 42.

     ROBERT J. CRUIKSHANK, Trust manager since 1997. Senior Partner of Deloitte & Touche LLP from 1989 to 1993. Managing Partner of Deloitte Haskins & Sells from 1974 to 1989. Director of Houston Industries, Inc., Maxxam, Inc., Kaiser Aluminum Corp., Texas Biotechnology Corp. and American Residential Services. Age: 68.

     MARTIN DEBROVNER, Trust manager since 1976.   Vice Chairman since 1997.
President and Chief Operating Officer from 1993 to 1997. President of Weingarten Realty Management Company since our reorganization in December 1984 to 1993. Executive Vice President of Weingarten from March 1984 to December 1984. Senior Vice President of Weingarten from 1980 to March 1984. Employed by us since 1967. Trust Manager of Weingarten Properties Trust. Age: 62.

     MELVIN A. DOW, Trust manager since 1984. Chairman/CEO of Dow, Cogburn & Friedman, P.C. since 1995. President and a partner of Dow, Cogburn & Friedman from 1954 until 1995. Trust Manager of Weingarten Properties Trust. Age: 71.

     STEPHEN A. LASHER, Trust manger since 1980. President of The GulfStar Group, Inc., since January 1991. Executive Vice President and Managing Director of Corporate Finance of Rotan Mosle Inc., from 1986 to January 1991. Trust manager of Weingarten Properties Trust. Director of Ceanic and Oshman's Sporting Goods. Age: 50.

     JOSEPH W. ROBERTSON, JR., Trust manager since 1978. Executive Vice President and Chief Financial Officer since 1993. Senior Vice President and Chief Financial Officer from 1992 to 1993. He has been employed by us since 1971. Trust manager of Weingarten Properties Trust. Age: 51.

     DOUGLAS W. SCHNITZER, Trust manager since 1984. Chairman/CEO of Senterra Real Estate Group, L.L.C. since 1994. President and Chief Executive Officer of Senterra Development from August

1989 to December 1994. Senior Vice President/General Marketing & U.S.C.B. of Century Development Corporation from _______ to August 1989. Age: 42.

     MARC J. SHAPIRO, Trust manager since 1985. Vice Chairman of The Chase Manhattan Bank since 1997. Chairman and Chief Executive Officer of Texas Commerce Bank from January 1994 to 1997. President and Chief Executive Officer from 1989 to January 1994, and Vice Chairman and Chief Financial Officer from 1982 to 1989. Director of Chase, Browning-Ferris Industries and Burlington Northern Santa Fe Corporation. Age: 51.

     J. T. TROTTER, Trust manager since 1985.  Director of Howell Corporation.
Age: 72.

     Andrew M. Alexander is the son of Stanford Alexander. Stephen A. Lasher is a first cousin of Douglas W. Schnitzer, a first cousin once-removed of Stanford Alexander and a second cousin of Andrew M. Alexander. Douglas W. Schnitzer is a first cousin once-removed of Stanford Alexander and a second cousin of Andrew M. Alexander. Martin Debrovner is a first cousin of Mrs. Stanford (Joan) Alexander.

     THE BOARD OF TRUST MANAGERS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF TRUST MANAGERS AS SET FORTH IN PROPOSAL ONE. PROXIES SOLICITED BY THE BOARD OF TRUST MANAGERS WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE IN YOUR PROXY.


                                  PROPOSAL TWO
   AMENDMENT TO THE AMENDED AND RESTATED DECLARATION OF TRUST TO INCREASE THE
                     NUMBER OF AUTHORIZED PREFERRED SHARES

     Our present capital structure authorizes 150,000,000 common shares of beneficial interest, par value $0.03 and 10,000,000 preferred shares, par value $0.03, of which 1,100,000 preferred shares remain undesignated. As of March 1, 1999, 26,689,297 of our common shares were issued and outstanding and an additional 1,244,407 of our common shares were reserved for issuance under share incentive plans, existing options and other purposes. As of March 1, 1999, the preferred shares were designated, issued and outstanding as follows: (i) 3,000,000 7.44% Series A Cumulative Redeemable Preferred Shares, (ii) 3,600,000 7.125% Series B Cumulative Redeemable Preferred Shares; and (iii) 2,300,000 7.00% Series C Cumulative Redeemable Preferred Shares. We believe this capital structure is inadequate for our future needs. Therefore, the Board of Trust Managers has unanimously approved the amendment to our Amended and Restated Declaration of Trust to increase the number of preferred shares authorized for issuance by 10,000,000 shares, from 10,000,000 preferred shares to 20,000,000 preferred shares. We believe this capital structure more appropriately reflects our future needs and recommend that you approve the amendment. The undesignated preferred shares may be issued from time to time in one or more series with the rights, preferences and privileges, including dividend rates, conversion and redemption prices, and voting rights as may be determined by the Board of Trust Managers.

     The authorization of an additional 10,000,000 preferred shares would give the Board of Trust Managers the express authority, without further action by you, to issue additional shares of our preferred shares from time to time as the Board of Trust Managers deems necessary. The Board of Trust Managers believes its necessary to have the ability to issue additional shares of our preferred shares for general corporate purposes, including acquisitions of additional properties and refinancing debt. The Board of Trust Managers also believes the additional authorized preferred shares, along with the ability to vary features such as dividend rates and conversion rights of the preferred shares to meet the requirements of a particular transaction, will allow us advantages in negotiations and the flexibility to structure transactions involving the issuance of preferred shares.

     It is proposed that Article Seven of our Amended and Restated Declaration of Trust be amended by deleting the first paragraph of the article in its entirety and replacing it with the following language:

     "The aggregate number of shares of beneficial interest which the Trust shall have authority to issue is 150,000,000 common shares, $.03 par value ("Common Shares"), and 20,000,000 preferred shares, $.03 par value ("Preferred Shares"). All of the Common Shares shall be equal in all respects to every other such Common Share, and shall have no preference, conversion, exchange or preemptive rights."

     The proposed increase in the number of authorized preferred shares may have a number of effects on you, depending upon the exact nature and circumstances of any actual issuance of additional authorized preferred shares. The increase could have anti-takeover implications as the additional preferred shares could be issued (within the limits imposed by applicable law) to make a change in control or a takeover of Weingarten more difficult.

     In addition, an issuance of additional preferred shares having conversion rights could have the effect of diluting your interests. You should also expect that any issued preferred shares would have dividend and liquidation preferences superior to yours, if you are a holder of common shares. You do not have preemptive rights to subscribe for additional securities which we may issue.

     The Board of Trust Managers has unanimously adopted resolutions setting forth the proposed amendment to the Amended and Restated Declaration of Trust, declaring its advisability and directing that the proposed amendment be submitted to you for your approval at the annual meeting. If adopted by the shareholders, the amendment will become effective upon filing the amendment with the County Clerk of Harris County, Texas.

     THE BOARD OF TRUST MANAGERS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF TRUST MANAGERS WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE IN YOUR PROXY.


                                 PROPOSAL THREE
          AMENDMENT OF ARTICLE EIGHTEEN OF THE AMENDED AND RESTATED
                             DECLARATION OF TRUST

     For us to qualify and to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended, not more than 50% in value of our outstanding common shares and preferred shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year, and the common shares must be owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. In furtherance of these limitations, Article Eighteen of our Amended and Restated Declaration of Trust provides that, subject to certain limitations, no person or persons acting as a group shall at any time directly or indirectly acquire ownership in excess of 9.8% of our outstanding common shares and preferred shares.

     In order to meet the ownership and transferability restrictions, our trust managers are granted the authority to prohibit the transfer of a sufficient number of common shares and preferred shares to maintain or bring the ownership of shares into conformity with the ownership and transferability restrictions and to prohibit the transfer of shares to persons whose acquisitions would result in a violation of the restrictions.

     The trust managers' authority to prohibit transfers of shares could interfere with the trading of our shares on the NYSE. As a result of the ownership and transfer restrictions, the NYSE has conditioned our continued listing on the NYSE upon an amendment to Article Eighteen of the Amended and Restated Declaration of Trust indicating that we will not take any action that may preclude the settlement of any transaction entered into through the facilities of the NYSE.

     If this proposal is approved Article Eighteen will be amended to read as follows:

     "(j) Nothing in this Article Eighteen shall preclude, nor may the Trust take any action to impede, the settlement of any transaction entered into through the facilities of the New York Stock Exchange, Inc."

     The effect of this proposed amendment will be to eliminate our right to interfere with the orderly trading of our shares on the NYSE. The Board of Trust Managers believes that the existing provisions of our Amended and Restated Declaration of Trust governing the treatment of "excess shares" will enable us to preserve our status as a REIT after the shareholders approve this proposal.

     The Board of Trust Managers has unanimously adopted resolutions setting forth the proposed amendment to the Amended and Restated Declaration of Trust, declaring its advisability and directing that the proposed amendment be submitted to you for your approval at the annual meeting. If adopted by the shareholders, the amendment will become effective upon filing the amendment with the County Clerk of Harris County, Texas.

     THE BOARD OF TRUST MANAGERS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF TRUST MANAGERS WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE IN YOUR PROXY.

                                 PROPOSAL FOUR
                   AMENDMENT TO THE 1993 INCENTIVE SHARE PLAN

     The Board of Trust Managers recommends that you approve a proposal to amend our 1993 Incentive Share Plan to increase the number of shares that can be issued under the plan. Currently, an aggregate of 1,000,000 common shares are authorized for issuance under the 1993 Share Incentive Plan, of which 192,300 shares were available for new grants as of January 1, 1999. The proposed amendment would increase the total number of shares authorized for issuance by 234,000 to an aggregate of 1,234,000 shares. If approved, we intend to have the additional shares registered on Form S-8.

     We believe that providing executive officers and key employees who have substantial responsibilities for our management and growth with an opportunity to increase their ownership of common shares through the plan further aligns the interests of the executive officers with the best interests of the shareholders. The Board of Trust Managers also believes that the 1993 Share Incentive Plan may be used as an effective tool in attracting and retaining new executive officers and key employees. The Board of Trust Managers believes that an increase in the aggregate number of authorized shares is necessary to allow the continued viability of the plan.

     General. The plan allows the grant of shares, share options, share appreciation rights and performance awards, and provides for a termination date of December 31, 2002. Options granted under the plan may be either incentive stock options under the provisions of Section 422 of the Code or nonqualified stock options. The number of common shares that may be issued pursuant to the exercise of share options, SARs, performance awards and share grants granted under the plan is subject to certain adjustments to prevent dilution. The principal features of the plan are summarized below.

     Eligibility. Only our full time employees who have substantial executive or administrative responsibility in the management or development of our business are eligible to participate in the plan.

     Administration. The plan is administered by our executive compensation committee, which, under the terms of the plan, must consist of disinterested persons within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended. The executive compensation committee has complete discretion in determining awards under the plan. The plan provides that, in making grants, the executive compensation committee shall take into consideration the contribution the employee has made or may make to our success, the success of our or affiliates and other factors as the executive compensation committee shall determine. The plan permits the executive compensation committee, at its discretion, to fix performance objectives related to a participant's job responsibilities, conditioning the right to exercise a share option or the vesting of a share award or performance award upon achievement of performance objectives.

     SARs. The executive compensation committee has the discretion to grant a SAR in tandem with any option or may grant the SAR independently. A SAR entitles a participant to surrender the SAR to us and to receive in exchange the number of common shares having an aggregate value equal to the excess of the fair market value of one share on the date of exercise over the purchase price per share specified in the SAR, times the number of shares called for by the SAR (or portion thereof) surrendered. The executive compensation committee may elect to settle any SAR obligation in cash. Any SAR granted in tandem with an option is only exercisable to the extent that the related option is exercisable. Further, SAR is only exercisable upon consent of the executive compensation committee. Limited SARs payable upon the occurrence of a change in control (as defined in the plan) may be granted under the plan.

     Expiration of Awards. Each ISO or NSO granted under the plan shall expire not more than 10 years after the date of its grant. Any SAR not granted in tandem with a share option shall expire not more than 10 years from the date of its grant, and any SAR granted in tandem with a share option shall expire or terminate whenever the option to which it relates expires or terminates. Share awards and performance awards may be subject to a vesting period as set by the executive compensation committee at the time of grant.

     The plan provides that upon the occurrence of a change in control, all awards vest in full. All share options expire upon an optionee's termination of employment for any reason other than death, except that the executive compensation committee may, in its discretion, grant an option which permits the exercise for up to 36 months after the optionee's retirement or disability or for periods up to three months following other reasons for termination of employment, and no more than 10 years after the date the option was granted. Upon an optionee's termination of employment by reason of death, the optionee's options, to the extent then exercisable, may be exercised for a period of up to 36 months after the date of the optionee's death, but no more than 10 years after the date an option was granted.

     Exercise Price. The option price for each share option is determined by the executive compensation committee, but may not be less than the fair market value of our common shares on the date of grant. Non-qualified options may be granted at less than the fair market value of our common shares on the date of grant (but not less than $0.03 per share, the par value of the common shares). Options may be issued under the plan that contain a provision that the option exercise price is automatically adjusted to the then fair market value of the common shares on certain dates more than three years after grant if the current value is more than 25% below the option exercise price. The payment of the option exercise price may be in cash or common shares previously purchased. The executive compensation committee may provide that we will loan the exercise price to optionees.

     Reload Options. An option grant may include a "reload option," which provides that upon the exercise of an option, a replacement option, with an exercise price equal to the then fair market value of a Common Share and the same expiration date as the option exercised, covering a number of shares equal to the number of shares tendered to pay the exercise price, or equal to the number of shares issued upon exercise, will be granted to the optionee. The plan permits us to allow an optionee, upon exercise of an option or vesting of an award, to satisfy any applicable federal income tax requirements in the form of either cash or common shares, including common shares issuable upon exercise of the option.

     Other Awards. The plan provides for share awards which may be share grants or contingent or restricted share awards. The plan also provides for performance awards, which may be settled in either cash or common shares based upon the fulfillment of criteria established by the executive compensation committee. No common shares may be issued pursuant to any award under the plan prior to the payment to us of cash equal to the par value per common share by the participant.

     Amendments. Our Board of Trust Managers may amend the plan at any time, except that any amendment that affects the aggregate number of shares that may be issued under share options, SARs, performance awards and share grants awarded pursuant to the plan or the material terms of the awards granted pursuant to the plan, would require shareholder approval. The plan allows the executive compensation committee, with the consent of an optionee, to amend outstanding options or exchange outstanding options for replacement options. Unless previously terminated by the Board of Trust Managers, the plan will terminate on December 31, 2002.

     Federal Income Taxes. As a general rule, no income will be recognized by an employee upon the grant of either ISOs or NSOs. Upon the exercise of a NSO, the employee will be treated as receiving compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the option price paid for the shares. We may claim a compensation deduction in the same amount which is deemed to have been received by the employee as compensation income. However, our ability to claim the compensation deduction is subject to the withholding (payroll taxes) and the reasonability (amount of compensation) requirements of the Code. Upon a subsequent disposition of the shares, any difference between the fair market value of the shares at the time of exercise and the amount realized on the disposition would be eligible for treatment as long-term capital gain or loss if the shares were held for more than 12 months. The exercise of an ISO, on the other hand, does not subject the optionee to federal income tax; however, the "spread" upon the exercise of an ISO is an item of adjustment for purposes of the alternative minimum tax. If the optionee holds the common shares received upon the exercise of an ISO for the requisite ISO holding period, gain on the disposition of the shares is treated as long-term capital gain. If a disposition of the shares is made in a taxable transaction before expiration of the ISO holding period, a portion of the gain on disposition will be treated as ordinary income and the balance as long-term or short-term capital gain, depending on the length of time the shares were held. We are allowed a deduction in the year of disposition of shares received upon exercise of an ISO only to the extent the amount of any gain is taxable to the optionee as ordinary income.

     An optionee who receives a SAR will not recognize any taxable income upon receipt of any SAR, but upon exercise of any SAR, the fair market value of the common shares (or the cash in lieu of common shares) received must be treated as ordinary income by the optionee for that year. Under these circumstances, we will, in general, be entitled to a deduction equal to the amount taxable to the optionee as ordinary income. If the optionee receives common shares upon the exercise of a SAR and thereafter disposes of the shares in a taxable transaction, the difference between any amount realized on the disposition and the amount treated as ordinary income upon the exercise of any SAR will be treated as a capital gain or loss (provided the common shares were held as a capital asset on the date of disposition), which will be a long or short-term capital gain or loss depending on the holding period of the common shares, and taxed at the same rate as ordinary income.

     In general, no income will be recognized by an employee upon the receipt of a restricted share grant or a performance award. On the date (i) the award is settled in cash, in the case of certain performance awards, or (ii) the shares granted or issued under other share awards, become either transferable by the employee or no longer subject to a substantial risk of forfeiture, the employee will be treated as receiving compensation income in an amount equal to the cash received or the then fair market value of the shares, as applicable, and we will be entitled to a deduction in the same amount. However, our ability to claim the compensation deduction is subject to the withholding (payroll taxes) and the reasonability (amount of compensation) requirements of the Code.

     The exercise of an NSO by, the payment of a SAR with common shares to, or the vesting of a restricted share grant to, an employee subject to the provisions of Section 16(b) of the Exchange Act will be a taxable event on the date of the event. A nonrestricted share grant to an employee who is subject to the provisions of Section 16(b) will generally not be a taxable event until the earlier of six months after the event or the date the employee ceases to be subject to Section 16(b) and the amount of compensation income will be measured by the value of the common shares on the later date. A taxable event relating to the vesting of a contingent or restricted share award or the payment of a performance unit or performance shares will be either the date of the payment or the earlier of six months after the date or the date the employee ceases to be subject to Section 16(b), depending upon the terms of the awards.

     It is proposed that Paragraph 3, Section (a) of the plan be amended by deleting the final sentence of Section (a) in its entirety and replacing it with the following language:

     "Subject to adjustment as hereinafter provided, the aggregate number of Shares as to which Awards may be granted under the Plan shall not exceed 1,234,000."

     THE BOARD OF TRUST MANAGERS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF TRUST MANAGERS WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE IN YOUR PROXY.


                                 PROPOSAL FIVE
               APPROVAL OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN

     In order to encourage employee ownership of common shares, on October 21, 1998, our Board of Trust Managers adopted the 1999 Employee Share Purchase Plan, subject to shareholder approval. Although it is anticipated that commons shares issued under the plan will be purchased on the open market, the Board of Trust Managers has reserved 250,000 common shares for issuance under the plan, subject to adjustment in the event of stock splits, stock dividends, recapitalization, or other changes in the outstanding common shares. The plan provides our eligible employees with a means to purchase, through payroll deductions, common shares at a discount, consistent with the provisions of
Section 423 of the Code. The principal features of the plan are summarized below. All statements made in the summary of the plan are qualified by reference to the full text of the 1999 Employee Share Purchase Plan attached to this proxy statement as Appendix A.

     Eligibility. Our employees and trust managers, and employees of our designated subsidiaries are eligible to participate in the plan, on a purely voluntary basis, if they meet certain conditions. To be eligible, an employee must (1) be classified by us as a "benefits eligible" employee and (2) not be deemed to own shares possessing 5% or more of the total combined voting power or value of all classes of our shares.

     Participation. An eligible employee or trust manager may elect to participate in the plan on January 1, April 1, July 1, or October 1, following his or her satisfaction of the eligibility requirements, by executing and filing an election form with the plan administrator. A participant may voluntarily cease his or her participation in the plan at any time by filing a notice of cessation of participation with the plan administrator.

     Payroll Deductions and Exchange Limitations. During a purchase period, each participant may authorize payroll deductions from his or her compensation for the purpose of purchasing common shares during that purchase period. Payroll deductions may not be less than $10 per pay period. In addition to payroll deductions, participants may deposit funds with us to be used to purchase common shares under the plan. However, the total amount that a participant may contribute to the plan through payroll deductions and deposits may not exceed $25,000 for any calendar year. All funds received or held by us under the plan may be used for any corporate purpose. No interest on the funds received by us will be credited to or paid to any participant. A participant may change the amount of his or her payroll deduction by filing an amended election form with the plan administrator.

     Purchases. On the last day of the purchase period, the balance in each participant's account shall automatically be applied to purchase common shares, unless he or she notifies the plan administrator of his or her desire not to purchase common shares pursuant to an amended election form. We will purchase for the participant the largest number of common shares as can be purchased with the amounts withheld from the participant's compensation (or deposited by the participant) during the purchase period at a price that is equal to 85% of the lower of (1) the greater of the market value of the common shares on the first day of the purchase period and the average market value for all business days of the purchase period or (2) the market value of the common shares on the last day of the purchase period.

     Withdrawal and Distribution. A participant may request a withdrawal of common shares from his or her account by submitting an amended election form to the plan administrator Moreover, if a participant terminates his or her employment with us, or otherwise ceases to be an eligible employee, he or she will receive a refund in full (without interest) of the balance credited to the account of the employee.

     Restrictions on Transfer. The balance credited to a participant's account and any rights to receive common shares under the plan may not be assigned, encumbered, alienated, transferred, pledged or otherwise disposed of by a participant, other than by will or by the laws of descent and distribution. Subject to certain conditions, common shares purchased pursuant to the plan may not be sold, transferred or disposed of until the second anniversary of the date of purchase.

     Tax Treatment. The plan is intended to qualify as an employee share purchase plan within the meaning of Section 423 of the Code. Under the Code, an employee who elects to participate in the plan will not realize income at the time the offering commences or when the common shares are actually purchased under the plan. If an employee disposes of the common shares after two years from the date the offering of the common shares commences under the plan and after one year from the actual date of purchase of the common shares under the plan, a portion of the participant's gain will be ordinary income and a portion will be capital gain. The participant will be taxed at ordinary income rates on the lesser of (1) the amount, if any, by which the fair market value of the shares, when the option was granted, exceeds the option price; or (2) the amount, if any, by which the share's fair market value at the time of such disposition or death exceeds the exercise price paid by the participant. Upon a subsequent disposition, the participant will realize a capital gain or loss equal to the difference, if any, between the proceeds of the sale and the participant's basis in the common shares (the option price plus any ordinary income previously realized). The capital gain tax date will depend on how long the shares are held by the participant and other factors. If an employee disposes of the shares purchased under the plan during the holding period, the employee generally will realize ordinary compensation income equal to the excess, if any, of the shares' fair market value over its exercise price. In the event of a disposition during the holding period, we will be entitled to a compensation deduction in an amount equal to the amount the employee is required to recognize as ordinary income as a result of the disposition of the shares.

     Administration and Termination. The plan provides for administration of the plan by the plan administrator. The Board of Trust Managers may terminate or amend the plan in any respect at any time, except that your approval is required for any amendment to increase the number of shares available for purchase under the plan.

     THE BOARD OF TRUST MANAGERS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF TRUST MANAGERS WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE IN YOUR PROXY.


                                  PROPOSAL SIX
                      RATIFICATION OF INDEPENDENT AUDITORS

     Based upon the recommendation of the audit committee, the shareholders are urged to ratify the appointment by the Board of Trust Mangers of Deloitte & Touche LLP as independent auditors for the fiscal year ending December 31, 1999. Deloitte, or its predecessors, has served as our independent auditors for more than 30 years and is familiar with our affairs and financial procedures. The shareholders approved the ratification of Deloitte's appointment as independent auditors for the fiscal year ended December 31, 1998 at the last annual meeting of shareholders.

     Representatives of Deloitte are expected to be present at the annual meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from shareholders.

     THE BOARD OF TRUST MANAGERS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THIS PROPOSAL. PROXIES SOLICITED BY THE BOARD OF TRUST MANAGERS WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE IN YOUR PROXY.


                             EXECUTIVE COMPENSATION

     The following Report of the Executive Compensation Committee on Executive Compensation and the performance graph shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended or under the Securities Act of 1934, as amended, except to the extent we specifically incorporates this information by reference, and shall not otherwise be deemed filed under the either Act.

       EXECUTIVE COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Our executive compensation is supervised by the executive compensation committee of the Board of Trust Managers which is comprised entirely of independent trust managers. The executive compensation committee is responsible for evaluating and establishing the level of compensation for executive officers and administering our share option plans.

COMPENSATION PHILOSOPHY AND OBJECTIVES

     We seek to provide executive compensation that will support the achievement of our growth and financial goals while attracting and retaining qualified executive officers and rewarding superior performance. In order to achieve its objectives, we have structured an incentive based compensation system tied to our financial performance and portfolio growth. We will attempt to maximize the amount of compensation expense that is tax deductible where consistent with our compensation philosophy.

     The executive compensation committee annually reviews our compensation program to ensure that pay levels and incentive opportunities are competitive and reflect the performance of Weingarten. In general, we compensate our executive officers through base salary, bonus compensation, share options and restricted shares. Our annual executive officer compensation package, including that of the Chairman/Chief Executive Officer and the Vice Chairman, generally has lower base salaries than comparable companies, coupled with a leveraged incentive bonus system which will pay more with good performance and less with performance that is below expectation. Generally, bonuses are within 20% to 50% of the base compensation of the individual, depending on the size of the incentive bonus awarded.

BASE SALARY

     Base salary levels for executive officers are largely derived through an evaluation of the responsibilities of the position held and the experience of the particular individuals, both compared to companies of similar size, complexity and, where comparable, in the some industry. The determination of comparable companies was based upon selections made by both Weingarten, as to comparable companies in the real estate industry, and by independent compensation consultants, as to other comparable companies. Not all companies included in the National Association of Real Estate Investment Trusts All Equity Index described on page 25 are comparable in size and complexity, and not all comparable real estate companies are REITs. Actual salaries are based on an executive officer's skill and ability to influence our financial performance and growth in both the short-term and long-term. During 1998, the executive compensation committee used salary survey data supplied by NAREIT and compensation information provided by outside consultants in establishing base salaries. The executive officers' salaries, including those of the Chairman and Vice Chairman, were generally set at the mid range of the survey data.

BONUS COMPENSATION

     All of our executive officers participate in a bonus program. Each individual's eligible bonus is based on a percentage of the individual's base salary. This bonus program has been in effect for more than 15 years. The bonus percentage is also based on a competitive analysis. Again, the executive officer's ability to influence our success is considered in establishing this percentage. Earned bonuses are determined annually on the basis of performance against pre-established goals. Other than for the Chairman and Vice Chairman, the eligible bonus percentage for other executive officers is allocated 50% to our goals and 50% to the individual's goals. Specific individual goals for each executive officer are established at the beginning of the year and are tied to the functional responsibilities of each executive officer. Individual goals include both objective financial measures as well as subjective factors such as efficiency in managing capital resources, successful acquisitions, good investor relations and the continued development of management. Our goals are primarily based on operating performance, as measured by factors such as our funds from operations, and achieving the appropriate growth objective, relating primarily to portfolio acquisitions and new development. Other than the allocation between the goals of Weingarten and the individual, no specific weights are assigned to the individual goals. The bonuses of both the Chairman and Vice Chairman are based entirely on our performance. Our performance targets were exceeded in fiscal year 1998 and consequently the executive officers were eligible for full bonus awards.

SHARE INCENTIVE PROGRAM

     The executive compensation committee strongly believes that by providing our executive officers with an opportunity to increase their ownership of common shares, the best interests of shareholders and the executive officers will be closely aligned. Therefore, executive officers are eligible to receive share awards and options from time to time, giving them the right to purchase our common shares. The number of options granted to an executive officers is based on practices of the same comparable companies used to define base salary levels. Share options historically have not been a consistently utilized element of our executive compensation system, and we do not adhere to any firmly established formulas or schedules for the issuance of options, but options are awarded when considered appropriate.

CHAIRMAN/CEO PERFORMANCE EVALUATION

     For 1998, the executive compensation committee evaluated the Chairman of the Board's performance based on our financial performance and its growth in real estate assets. We exceeded both our funds from operations objective and achieved our goals for acquisition and new development programs by investing in excess of $_____ million. Mr. S. Alexander received 100% of his potential bonus based on an exceeding an corporate goals and objectives for 1998. Mr. Alexander's compensation is awarded by the executive compensation committee without reference to any specific performance factor or component (i.e. base salary, bonus compensation and the share incentive program).

     The foregoing report is given by the following members of the Compensation
Committee:

                                 MELVIN A. DOW
                               STEPHEN A. LASHER
                                  MARC SHAPIRO

Compensation of Executive Officer

     The following table summarizes the compensation paid by us for each of the fiscal years ended December 31, 1998, 1997 and 1996 to the Chief Executive Officer and the other most highly compensated executive officers who received a total annual salary and bonus in excess of $100,000 in fiscal year 1998.

                          SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM
                                      ANNUAL COMPENSATION                              COMPENSATION AWARDS
                    --------------------------------------------------------------------------------------------------
                                                                                         Securities
                                                                           Restricted    Underlying
                                                                              Share       Options            All
Name and                         Salary        Bonus       Other Annual      Awards         SAR             Other
Principal Position      Year       ($)          ($)        Compensation       ($)         (#)(1)         Compensation
----------------------------------------------------------------------------------------------------------------------
Stanford Alexander       1998    $494,000     $235,000          $134.536          ---                   $ 11,734    (2)
Chairman and Chief       1997     494,000      235,000           128,512          ---       100,400       12,182
Executive Officer        1996     494,000      235,000              ----                        ---       12,693

Martin Debrovner         1998     410,000      137,591           104,520          ---                    168,901    (3)
Vice Chairman            1997     383,400      137,600            99,840          ---        78,000      160,999
                         1996     360,000      141,300               ---          ---           ---      155,858

Andrew M. Alexander      1998     300,938      110,000            78,390          ---                     36,773    (4)
President                1997     287,500       80,000            74,880          ---        58,500
                         1996     273,800       82,200               ---          ---

Joseph W. Robertson      1998     290,771       56,626               ---          ---           ---       34,059    (5)
 Jr.                     1997     278,250       54,126               ---          ---        39,600
Executive Vice           1996     278,250       60,000               ---          ---          ----
President and Chief
Financial  Officer

Stephen C. Richter       1998     188,100       39,723               ---          ---           ---       17,725    (6)
Senior Vice              1997     180,000       44,516               ---      146,200        23,700       16,267
 President               1996     166,500       36,975               ---          ---           ---          ---
and Treasurer

___________
(1)  No SARs were granted during 1996, 1997 or 1998.
(2) Includes $6,934 of premiums paid by us under "split dollar" life insurance agreements and $4,800 for our contributions to the 401(k) Savings and Investment Plan on behalf of Mr. S. Alexander.
(3) Includes $2,452 of premiums paid by us under "split dollar" life insurance agreements, $4,800 for our contributions to the 401(k) Savings and Investment Plan on behalf of Mr. Debrovner, and $161,649 contributed to the Supplemental Retirement Plan.
(4) Includes $4,800 for our contributions to the 401(k) Savings and Investment Plan on behalf of Mr. A. Alexander and $31,973 contributed to the Supplemental Retirement Plan.
(5) Includes $4,800 for our contributions to the 401(k) Savings and Investment Plan on behalf of Mr. Robertson and $29,259 contributed to the Supplemental Retirement Plan.
(6) Includes $4,800 for our contributions to the 401(k) Savings and Investment Plan on behalf of Mr. Richter and $12,925 contributed to the Supplemental Retirement Plan.

OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth certain information concerning the value of the unexercised options as of December 31, 1998 held by the executive officers of Weingarten.


                                        AGGREGATED OPTION EXERCISES IN FISCAL YEAR 1998 AND
                                                Fiscal 1998 Year-End Option Values
-----------------------------------------------------------------------------------------------------------------------------------
                                                                      Number of
                                                                     Unexercised
                                  Shares                            Options Held                Value of Unexercised In-the-Money
                               Acquired on       Value               at December                           Options at
            Name               Exercise(#)     Received                31, 1998                         December 31, 1998
-----------------------------------------------------------------------------------------------------------------------------------

                                                              Exercisable     Unexercisable      Exercisable        Unexercisable
-----------------------------------------------------------------------------------------------------------------------------------
Stanford Alexander                       0                           63,325         172,400            $681,663          $1,279,173
-----------------------------------------------------------------------------------------------------------------------------------
Martin Debrovner                         0                           53,000         126,000             619,561             919,873
-----------------------------------------------------------------------------------------------------------------------------------
Andrew M. Alexander                      0                           33,200          81,300             417,174             566,980
-----------------------------------------------------------------------------------------------------------------------------------
Joseph W. Robertson, Jr.                 0                           38,000          69,600             407,874             519,448
-----------------------------------------------------------------------------------------------------------------------------------
Stephen C. Richter                       0                           22,000          31,700             282,873             218,180
-----------------------------------------------------------------------------------------------------------------------------------


PENSION PLAN

     The following table shows the approximate annual retirement benefits under our non-contributory pension plan (before the reduction made for social security benefits) to eligible employees in specified compensation and years of service categories, assuming retirement occurs at age 65 and that benefits are payable only during the employee's lifetime. Benefits are not actuarially reduced where survivorship benefits are provided.




ESTIMATED ANNUAL BENEFITS UPON RETIREMENT
-----------------------------------------

                                                          Years of Service
                            --------------------------------------------------------------------------------

AVERAGE                   15            20               25              30               35              40
COMPENSATION

$125,000            $ 28,125      $ 37,500         $ 46,875        $ 56,250         $ 65,624        $ 75,000

150,000               33,750        45,000           56,250          67,500           78,750          90,000

175,000               39,375        52,500           65,625          78,750           91,875         150,000

200,000**             45,000        60,000           75,000          90,000          105,000         120,000

225,000**             50,625        67,000           84,375         101,250          118,125         135,000*

250,000**             56,250        75,000           93,750         112,500          131,250*        150,000*

300,000**             67,500        90,000          112,500         135,000*         157,500*        180,000*

400,000**             90,000       120,000          150,000*        180,000*         210,000*        240,000*

450,000**            101,250       135,000*         168,750*        202,500*         236,250*        270,000*

500,000**            112,500       150,000*         187,500*        225,000*         262,500*        300,000*

_________
* Currently, the maximum annual pension benefit which currently may be paid under a qualified plan is $130,000 subject to certain grandfather rules for limitation years beginning in 1998.
** Compensation in excess of $160,000 is disregarded with respect to plan years beginning in 1998. Accordingly, the compensation of each executive officer included in the Summary Compensation Table on page 22 which was covered by the non-contributory pension plan was limited to $160,000.

     The compensation used in computing average monthly compensation is the total of all amounts paid by us as shown on the employee's W-2 Form, plus amounts electively deferred by the employee under the savings plan and (S) 125 cafeteria plan. Compensation in excess of $160,000 is disregarded. Credited years of service for named executive officers of as of March 1, 1999 are as follows: Mr. S. Alexander, 45 years; Mr. Debrovner, 31 years; Mr. Robertson, 27 years; Mr. A. Alexander, 21 years; and Mr. Richter, 19 years. Mr. S. Alexander commenced receiving a benefit under the Plan in January, 1996.

     The non-contributory pension plan covers all employees who are age 21 or over, with at least one year of employment with us except leased employees and employees covered by a collective bargaining agreement. The non-contributory pension plan pays benefits to an employee in the event of death, disability, retirement or other termination of employment after the employee meets certain vesting requirements (generally 20% vesting after two years of service and an additional 20% vesting each year thereafter until 100% vested). Under the non-contributory pension plan, the amount of the monthly retirement benefit payable beginning at age 65, the normal retirement age, is equal to (i) 1.5% of average monthly compensation during five consecutive years, within the last ten years, which would yield the highest average monthly compensation multiplied by years of service rendered after age 21 (not in excess of 40 years), minus (ii) 1.5% of the monthly social security benefits in effect on the date of retirement multiplied by years of service rendered after age 21 and after July 1, 1976 (not in excess of 33.3 years).

                         CHANGE OF CONTROL ARRANGEMENTS

     The Board of Trust Managers has entered into Severance and Change in Control Agreements with the following officers: Joseph W. Robertson, Jr.; Stephen C. Richter; Patty Bender; Don Dennis; Candace DuFour; Johnny Hendrix; John Marcisz; Tim Seckenger; Jeffrey Tucker; and Steve Weingarten, which become operative only upon a change of control of us. A change of control is defined as any one of five events: (1) we merge, consolidate or reorganize into or with another corporation or legal entity and we are not the "surviving entity;" (2) we sell or otherwise transfer 50% or more of its assets to another corporation or other legal entity or in a series of related transactions; (3) any person or group acquires 25% of our then outstanding voting shares; (4) we file a report or proxy statement with the SEC disclosing that a change of control has or will occur; or (5) if, during any 12 month period, trust managers at the beginning of the 12 month period cease to constitute a majority of the trust managers.

     If an executive officer is terminated under specified conditions within one year following a change of control, the executive officer will be entitled to a severance benefit in an amount equal to (1) 2.99 times the executive officer's annualized base salary as of the first date constituting a change of control or, if greater, (2) 2.99 times the executive officer's highest base salary in the five fiscal years preceding the first event constituting a change of control, plus 2.99 times the executive officer's targeted bonus for the fiscal year in which the first event constituting a change of control occurs. In addition, an executive officer is entitled to receive an additional payment or payments to the extent the severance benefit is subject to the excise tax imposed by Section 4999 of the Code or any similar tax imposed by state or local law, or any penalties or interest with respect to the tax.

     Executive officers will also receive one year of employee benefits coverage substantially similar to what the executive officer received or was entitled to receive prior to the change in control.

                               PERFORMANCE GRAPH

     SEC rules require the presentation of a line graph comparing, over a period of five years, the cumulative total shareholder return to a performance indicator of a broad equity market index and either a nationally recognized industry index or a peer group index constructed by us.

     The graph below provides an indicator of cumulative total shareholder returns for us as compared with the S&P Stock Index and the NAREIT All Equity Index (excluding healthcare REITs), weighted by market value at each measurement point. The graph assumes that $100 was invested on December 31, 1994 in our common shares and that all dividends were reinvested by the shareholder.



                   COMPARISON OF FIVE YEAR CUMULATIVE RETURN

                             [Graph appears here]

                         1994      1995     1996    1997   1998

WRI                       115       123      140     164    160

S&P 500 Index             111       153      188     251    293

The NAREIT All            122       140      190     230    159
 Equity Index*

          *(excluding health care REITs)

     The foregoing price performance comparisons shall not be deemed incorporated by reference by any general statement incorporation by reference this proxy statement into any filing under the Acts except to the extent that we specifically incorporate this graph by reference, and shall not otherwise be deemed filed under the Acts.

     There can be no assurance that our share performance will continue into the future with the same or similar trends depicted in the graph above. We will not make or endorse any predications as to future share performance.

                                 SHAREHOLDER PROPOSALS

     Any shareholder who intends to present a proposal at the annual meeting in the year 2000, and who wishes to have to proposal included in our proxy statement for that meeting, must deliver the proposal to our corporate Secretary at P.O. Box 924133, Houston, Texas 77292-4133 by November 17, 1999. All proposals must meet the requirements set forth in the rules and regulations of the SEC in order to be eligible for inclusion in the proxy statement for that meeting.

                                 ANNUAL REPORT

     We have provided without charge a copy of the annual report to shareholders for fiscal year 1998 to each person being solicited by this proxy statement. UPON THE WRITTEN REQUEST BY ANY PERSON BEING SOLICITED BY THIS PROXY STATEMENT, WE WILL PROVIDE WITHOUT CHARGE A COPY OF THE ANNUAL REPORT ON FORM 10-K AS FILED WITH THE SEC (EXCLUDING EXHIBITS, FOR WHICH A REASONABLE CHARGE SHALL BE IMPOSED). All requests should be directed to: M. Candace DuFour, Vice President and Secretary at Weingarten Realty Investors, P.O. Box 924133, Houston, Texas 77292-4133.

                                                                      APPENDIX A


                          WEINGARTEN REALTY INVESTORS

                       1999 EMPLOYEE SHARE PURCHASE PLAN


1.   Purpose

     The primary purpose of this Plan is to encourage Share ownership by each Eligible Employee and each Eligible Trust Manager in the belief that such Share ownership will increase his or her interest in the success of Weingarten Realty Investors, a Texas real estate investment trust (the "Company").

2.   Definitions

     2.1. The term "Account" shall mean the separate bookkeeping account established and maintained by the Plan Administrator for each Participant for each Purchase Period to record the contributions made on his or her behalf to purchase Shares under this Plan.

     2.2. The term "Beneficiary" shall mean the person designated as such in accordance with Section 8.

     2.3. The term "Board" shall mean the Board of Trust Managers of the Company.

     2.4. The term "Closing Price" (a) for the first business day of any Purchase Period shall mean the closing price for a share of the Shares as reported for such day in The Wall Street Journal or in any successor to The Wall Street Journal or, if there is no such successor, in any publication selected by the Committee or, if no such closing price is so reported for such day, the first such closing price which is so reported after such day or, if no such closing price is so reported during the two week period which begins on the first day of such Purchase Period, the fair market value of a Share as determined on the first day of such Purchase Period by the Committee and (b) for the last business day of a Purchase Period shall mean the closing price for a Share as reported for such day in The Wall Street Journal or in any successor to The Wall Street Journal or, if there is no such successor, in any publication selected by the Committee or, if no such closing price is so reported for such day, the last such closing price which is so reported before such day or, if no such closing price is so reported during the two week period which ends on the last day of such Purchase Period, the fair market value of a Share as determined as of the last day of such Purchase Period by the Committee.

     2.5. The term "Committee" shall mean the Compensation Committee of the Board.

     2.6. The term "Company" shall mean Weingarten Realty Investors, a Texas real estate investment trust.

     2.7. The term "Election Form" shall mean the form which an Eligible Employee or Eligible Trust Manager shall be required to properly complete in writing and timely file at least 15 days prior to the commencement of any Purchase Period in order to make any of the elections available to an Eligible Employee or Eligible Trust Manager under this Plan.

     2.8. The term "Eligible Trust Manager" shall mean a person who is a member of the Board.

     2.9. The term "Eligible Employee" shall mean each officer or employee of a Participating Employer who is shown on the payroll records of a Participating Employer as a "benefits eligible" employee.

     2.10. The term "Participant" shall mean (a) for each Purchase Period an Eligible Employee or Eligible Trust Manager who has elected to purchase Shares in accordance with Section 4 in such Purchase Period and (b) any person for whom Shares are held pending delivery under Section 7.

     2.11. The term "Participating Employer" shall mean the Company and any affiliated entity which is designated as such by the Committee.

     2.12. The term "Pay" means (i) in the case of an Eligible Employee, all cash compensation paid to him or her for services to the Participating Employer, including regular straight time earnings or draw, overtime, commissions and bonuses, but excluding amounts paid as living allowance or reimbursement of expenses and other similar payments; and (ii) in the case of an Eligible Trust Manager, all retainers and meeting and other service fees paid to him or her by the Participating Employer.

     2.13. The term "Pay Day" means the day as of which Pay is paid to a Participant.

     2.14. The term "Plan" shall mean this Weingarten Realty Investors 1999 Employee Share Purchase Plan, effective as of January 1, 1999, and as thereafter amended from time to time.

     2.15. The term "Plan Administrator" shall mean the Company or the Company's delegate.

     2.16. The term "Purchase Period" shall mean a period set by the Committee. Unless changed by the Committee, each Purchase Period shall begin on the first day of a calendar quarter and end on the last day of such calendar quarter. The first Purchase Period shall commence on January 1, 1999 and terminate on March 31, 1999.

     2.17. The term "Purchase Price" for each Purchase Period shall mean 85% of the lesser of: (a) the Closing Price for a Share on the last day of such Purchase Period and (b) the greater of: (i) the Closing Price for a Share on the first day of such Purchase Period and (ii) the average Closing Price for a Share for all of the business days in the Purchase Period.

     2.18. The term "Rule 16b-3" shall mean Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor to such rule.

     2.19. The term "Share" shall mean the common shares of beneficial interest, par value $.03 per share, of the Company. The aggregate number of Shares available for grant under this Plan shall not exceed 250,000, subject to adjustment pursuant to Section 17 hereof plus any Shares acquired by the Plan Administrator in the open market for the Accounts of the Participants. Shares subject to the Plan may be either authorized but unissued Shares, or Shares hereafter acquired by the Company.

3.   Administration

     Except for the exercise of those powers expressly granted to the Committee to determine the Closing Price, who is a Participating Employer and to set the Purchase Period, the Plan Administrator shall be responsible for the administration of this Plan and shall have the power in connection with such administration to interpret the Plan and to take such other action in connection with such administration as the Plan Administrator deems necessary or equitable under the circumstances. The Plan Administrator also shall have the power to delegate the duty to perform such administrative functions as the Plan Administrator deems appropriate under the circumstances. Any person to whom the duty to perform an administrative function is delegated shall act on behalf of and shall be responsible to the Plan Administrator for such function. Any action or inaction by or on behalf of the Plan Administrator under this Plan shall be final and binding on each Eligible Employee, each Eligible Trust Manager, each Participant and on each other person who makes a claim under this Plan based on the rights, if any, of such Eligible Employee, Eligible Trust Manager or Participant under this Plan.

4.   Participation

     4.1. Each person who is an Eligible Employee or an Eligible Trust Manager shall be a Participant in this Plan for the related Purchase Period if he or she properly completes and timely files an Election Form with the Plan Administrator to elect to participate in this Plan. An Election Form may require an Eligible Employee or Eligible Trust Manager to provide such information and to agree to take such action (in addition to the action required under Section 5) as the Plan Administrator deems necessary or appropriate in light of the purpose of this Plan or for the orderly administration of this Plan.

     4.2. Notwithstanding anything herein to the contrary, no person shall be deemed to be an Eligible Employee or an Eligible Trust Manager:

          (a) if immediately after such participation, Participant would own Shares, and/or hold outstanding options to purchase Shares, possessing 5% or more of the total combined voting power or value of all classes of Shares of the Company (for purposes of this paragraph, the rules of Section 424(d) of the Internal Revenue Code of 1986, as amended, shall apply in determining Share ownership of any Participant); or

          (b) if such Participant's rights to purchase Shares under all employee share purchase plans of the Company accrues at a rate which exceeds $25,000 in fair market value of the Shares (determined at the time of Plan enrollment) for each calendar year in which such purchase right is outstanding.

5.   Contributions

     5.1. Each Participant's Election Form under Section 4 shall specify the contributions that he or she proposes to make for the related Purchase Period. Such contributions shall be expressed as a specific dollar amount that Participant proposes to contribute in cash or a percentage of the Participant's Pay that his or her Participant Employer is authorized to deduct from his or her Pay each Pay Day during the Purchase Period (or as a combination of such cash and such payroll deduction contributions); provided, however:

          (a) the minimum payroll deduction for a Participant for each Pay Day for purposes under this Plan shall be $10.00, and

          (b) the maximum contribution which a Participant may make for purposes under this Plan for any calendar year shall be $25,000.

     5.2. A Participant shall have the right to amend his or her Election Form at any time to reduce or to stop his or her contributions, and such election shall be effective immediately for cash contributions and as soon as practicable after the Plan Administrator actually receives such amended Election Form for payroll deductions. A withdrawal shall be deducted from the participant's Account as of the date the Plan Administrator receives such amended Election Form, and the actual withdrawal shall be effected by the Plan Administrator as soon as practicable after such date. Participants who stop or withhold contributions for any Purchase Period may not participate again for at least six months.

     5.3. All payroll deductions made for a Participant shall be credited to his or her Account as of the Pay Day as of which the deduction is made. All contributions made by a Participant under this Plan, whether in cash or through payroll deductions, shall be held by the Company or by such Participant's Participating Employer, as agent for the Company. All such contributions shall be held as part of the general assets of the Company and shall not be held in trust or otherwise segregated from the Company's general assets. No interest shall be paid or accrued on any such contributions. Each Participant's right to the contributions credited to his or her Account shall be that of a general and unsecured creditor of the Company. Each Participating Employer shall have the right to make such provisions as it deems necessary or appropriate to satisfy any tax laws with respect to purchases of Shares made under this Plan.

     5.4. The balance credited to the Account of an Eligible Employee automatically shall be refunded in full (without interest) if his or her status as an employee of all Participating Employers terminates for any reason whatsoever during a Purchase Period and the balance credited to the Account of an Eligible Trust Manager automatically shall be refunded in full (without interest) if his or her status as a member of the Board terminates for any reason whatsoever during a Purchase Period. Such refunds shall be made as soon as practicable after the Plan Administrator has actual notice of any such termination.

6.   Purchase of Shares

     6.1. If a Participant is an Eligible Employee or an Eligible Trust Manager through the end of a Purchase Period, the balance which remains credited to his or her Account at the end of such Purchase Period automatically shall be applied to purchase Shares at the Purchase Price for such Shares for such Purchase Period. Such Shares shall be purchased on behalf of the Participant by operation of this Plan in whole and fractional Shares.

     6.2. Except as specifically provided herein, the Participants shall have the same rights and privileges under the Plan. All rules and determinations of the Board in the administration of the Plan shall be uniformly and consistently applied to all persons in similar circumstances.

     6.3.  If the total Shares to be purchased on any date in accordance with
Section 6(a) exceeds the Shares then available under the Plan (after deduction of all Shares that have been purchased under Section 6(a)), the Plan Administrator shall make a pro rata allocation of the Shares remaining available in as neatly a uniform manner as shall be practical and as it shall determine to be equitable.

7.   Delivery

     A book-entry record of the Shares purchased by each Participant shall be maintained by the Company's transfer agent and no certificates shall be issued for such Shares except to the extent that a Participant specifically so requests. Notwithstanding the foregoing, when a refund is made to a participant pursuant to Section 5.4, certificates shall be delivered to him or her for all Shares then held for the Participant under the Plan. A Share certificate delivered to a Participant shall be registered in his or her name or, if the Participant so elects and is permissible under applicable law, in the names of the Participant and one such other person as may be designated by the Participant, as joint tenants with rights of survivorship. However, (a) no Share certificate representing a fractional share of Share shall be delivered to a Participant or to a Participant and any other person, (b) cash which the Plan Administrator deems representative of the value of a Participant's fractional share shall be distributed (when a participant requests a distribution of certificates for all of the shares of Share held for him or her) in lieu of such fractional share unless a Participant in light of Rule 16b-3 waives his or her right to such cash payment and (c) the Plan Administrator shall have the right to charge a participant for registering Share in the name of the Participant and any other person. No Participant (or any person who makes a claim for, on behalf of or in place of a participant) shall have any interest in any Share under this Plan until they have been reflected in the book-entry record maintained by the transfer agent or the certificate for such Share has been delivered to such person.

8.   Designation of Beneficiary

     A Participant may designate on his or her Election Form a Beneficiary (a) who shall receive the balance credited to his or her Account if the Participant dies before the end of a Purchase Period and (b) who shall receive the Share, if any, purchased for the Participant under this Plan if the Participant dies after the end of a Purchase Period but before either the certificate representing such

Shares has been delivered to the Participant or before such Shares have been credited to a brokerage account maintained for the Participant. Such designation may be revised in writing at any time by the Participant by filing an amended Election Form, and his or her revised designation shall be effective at such time as the Plan Administrator receives such amended Election Form. If a deceased Participant fails to designate a Beneficiary or, if no person so designated survives a Participant or, if after checking his or her last known mailing address, the whereabouts of the person so designated survives a Participant or, if after checking his or her last known mailing address, the whereabouts of the person so designated are unknown, then the Participant's estate shall be treated as his or her designated Beneficiary under this
Section 8.

9.   Transferability and Dispositions

     9.1. Neither the balance credited to a Participant's Account nor any rights to receive Shares under this Plan may be assigned, encumbered, alienated, transferred, pledged or otherwise disposed of in any way by a Participant during his or her lifetime or by his or her Beneficiary or by any other person during his or her lifetime, and any attempt to do so shall be without effect.

     9.2.  Except as provided in the last sentence of this Section 9.2 or in
Section 7, no sale, transfer or other disposition may be made of any Shares purchased under the Plan until the second anniversary of such purchase. If a Participant violates the foregoing restriction, he or she shall remit to the Company an amount of cash equal to the difference between the amount he or she paid for such Shares and the Closing price of such Shares on the date they were purchased. The amount to be remitted for purposes of the foregoing shall be computed by the Plan Administrator, in its discretion, using a last-in-first-out basis of accounting in the event that Shares for more than one Purchase Period are involved. Notwithstanding the foregoing, if a Participant who owns Shares subject to the foregoing restriction is determined by the Plan Administrator in its discretion to have a serious financial need for the proceeds of the sale of such Shares, then upon application made by the Participant, the Plan Administrator shall consent to a sale of such Shares to the extent necessary to satisfy the serious financial need, and the Participant will not be required to make the remittance to the Company described in this Section 9.2.

10.  Securities Registration

     If the Company shall deem it necessary to register under the Securities Act of 1933, as amended, or any other applicable statute any Shares purchased under this Plan or to qualify any such Shares for an exemption from any such statutes, the Company shall take such action at its own expense. If Shares are listed on any national securities exchange at the time any Shares are purchased hereunder, the Company shall make prompt application for the listing on such national securities exchange of such Shares, at its own expense. Purchases of Shares hereunder shall be postponed as necessary pending any such action.

11.  Compliance with Rule 16b-3

     All elections and transactions under this Plan by persons subject to Rule 16b-3 are intended to comply with at least one of the exemptive conditions under Rule 16b-3. The Plan Administrator shall establish such administrative guidelines to facilitate compliance with at least one such exemptive condition under Rule 16b-3 as the Plan Administrator may deem necessary or appropriate. If any provision of this Plan or such administrative guidelines or any act or omission with respect to this Plan (including any act or omission by an Eligible Employee or an Eligible Trust Manager) fails to satisfy such exemptive condition under Rule 16b-3 or otherwise is inconsistent with such condition, such provision, guidelines or act or omission shall be deemed null and void.

12.  Amendment or Termination

     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate, and any such amendment shall be subject to the approval of the Company's shareholders to the extent such approval is required under the laws of the State of Texas, federal tax laws or to the extent such approval is required to meet the security holder approval requirements under Rule 16b-3; provided, however, no amendment shall be retroactive unless the Board in its discretion determines that such amendment is in the best interest of the Company or such amendment is required by applicable law to be retroactive. The Board also may terminate this Plan and any Purchase Period at any time (together with any related contribution election) or may terminate any Purchase Period (together with any related contribution elections) at any time; provided, however, no such termination shall be retroactive unless the Board determines that applicable law requires a retroactive termination.

13.  Notices

     All Election Forms and other communications from a Participant to the Plan Administrator under, or in connection with, this Plan shall be deemed to have been filed with the Plan Administrator when actually received in the form specified by the Plan Administrator at the location, or by the person, designated by the Plan Administrator for the receipt of any such Election Form and communications.

14.  Employment

     The right to elect to participate in this Plan shall not constitute an offer of employment or membership on the Board, and no election to participate in this Plan shall constitute an employment agreement for an Eligible Employee or an agreement with respect to Board membership for an Eligible Trust Manager. Any such right or election shall have no bearing whatsoever on the employment relationship between an Eligible Employee and any other person or on an Eligible Trust Manager's status as a member of the Board. Finally, no Eligible Employee shall be induced to participate in this Plan, or shall participate in this Plan, with the expectation that such participation will lead to employment or continued employment, and no Eligible Trust Manager shall be induced to participate in this Plan, or shall participate in this Plan, with the expectation that such participation will lead to continued membership on the Board.

15.  Changes in Capital Structure

     15.1 In the event that the outstanding Shares of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of Shares or other securities of the Company or of another corporation, by reason of any reorganization, merger, consolidation, recapitalization, reclassification, Share split-up, combination of Shares or dividend payable in Shares, appropriate adjustment shall be made by the Board in the number or kind of Shares as to which a right granted under this Plan shall be exercisable, to the end that the right holder's proportionate interest shall be maintained as before the occurrence of such event. Any such adjustment made by the Board shall be conclusive.

     15.2 If the Company is not the surviving or resulting corporation in any reorganization, merger, consolidation or recapitalization, this Plan, and the Company's rights, duties and obligations hereunder, shall be assumed by the surviving or resulting corporation and the rights of a Participant to purchase Shares shall continue in full force and effect.

16.  Headings, References and Construction

     The headings to sections in this Plan have been included for convenience of reference only. This Plan shall be interpreted and construed in accordance with the laws of the State of Texas.


17.  Shareholder Approval

     This Plan is intended to be a "Qualified Plan" within the meaning of
Section 423 of the Internal Revenue Code of 1986, as amended. Accordingly, the Company will seek shareholder approval of the Plan at the next annual meeting of the Company's shareholders. If shareholder approval is not obtained, the Board of Trust Managers may terminate the Plan in its sole discretion.

                          WEINGARTEN REALTY INVESTORS
                         ANNUAL MEETING OF SHAREHOLDERS

                             _______________, 1999

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUST MANAGERS

The shareholder of Weingarten Realty Investors, a Texas real estate investment trust, whose name and signature appear on the reverse side of this card, having received the notice of the annual meeting of shareholders and the related proxy statement for Weingarten's annual meeting of shareholders to be held at the Houstonian, 111 N. Post Oak Lane, Houston, Texas, on Wednesday, April 28, 1999, at 11:00 a.m., Houston time, hereby appoints Stanford Alexander, Martin Debrovner and Andrew M. Alexander, or each of them, the proxies of the shareholder, each with full power of substitution, to vote at the annual meeting, and at any adjournments of the annual meeting, all preferred shares, par value $0.03 per share, of Weingarten stock that the shareholder is entitled to vote, in the manner shown on the reverse side of this card.

THIS PROXY IS SOLICITED BY THE BOARD OF TRUST MANAGERS AND THE PREFERRED SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE SHAREHOLDER'S DIRECTIONS ON THE REVERSE SIDE OF THIS CARD. IF NO DIRECTION IS GIVEN, THEN THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSAL 3 AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF, SUBJECT TO LIMITATIONS SET FORTH IN APPLICABLE REGULATIONS UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Please mark, sign, date, and return this proxy card promptly using the enclosed envelope. If you plan to attend the meeting, please so indicate in the space provided on the reverse side.

                                See reverse side

                          Weingarten Realty Investors


Please mark your vote in the following manner using dark ink only: [X] THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 3. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

THE BOARD OF TRUST MANAGERS RECOMMENDS A VOTE FOR PROPOSAL 3.

3. Amendment of Article Seven of the Amended and Restated Declaration of Trust to increase the number of authorized preferred shares.

          FOR [ ]           AGAINST [ ]            ABSTAIN [ ]

7. In their discretion, the proxies are authorized to vote upon all other matters which may properly come before the annual meeting or any adjournments of the annual meeting.


The undersigned hereby revokes any proxy previously given with respect to Weingarten's preferred shares and hereby ratifies and confirms all that the proxies, then substitutes or any of them may lawfully do by virtue hereof.


Signature                                          Date
          ----------------------------------------      -----------------------
Signature                                          Date
          ----------------------------------------      -----------------------

Note: Please sign exactly as name(s) appear(s) on this card. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When executed by a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner, giving title. Please sign, date and mail this proxy promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.

                                See reverse side

                          WEINGARTEN REALTY INVESTORS
                         ANNUAL MEETING OF SHAREHOLDERS

                             _______________, 1999

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUST MANAGERS

The shareholder of Weingarten Realty Investors, a Texas real estate investment trust, whose name and signature appear on the reverse side of this card, having received the notice of the annual meeting of shareholders and the related proxy statement for Weingarten's annual meeting of shareholders to be held at the Houstonian, 111 N. Post Oak Lane, Houston, Texas, on Wednesday, April 28, 1999, at 11:00 a.m., Houston time, hereby appoints Stanford Alexander, Martin Debrovner and Andrew M. Alexander, or each of them, the proxies of the shareholder, each with full power of substitution, to vote at the annual meeting, and at any adjournments of the annual meeting, all common shares, par value $0.03 per share, of Weingarten stock that the shareholder is entitled to vote, in the manner shown on the reverse side of this card.

THIS PROXY IS SOLICITED BY THE BOARD OF TRUST MANAGERS AND THE COMMON SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE SHAREHOLDER'S DIRECTIONS ON THE REVERSE SIDE OF THIS CARD. IF NO DIRECTION IS GIVEN, THEN THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5 AND 6 AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS THEREOF, SUBJECT TO LIMITATIONS SET FORTH IN APPLICABLE REGULATIONS UNDER THE SECURITIES EXCHANGE ACT OF 1934.

Please mark, sign, date, and return this proxy card promptly using the enclosed envelope. If you plan to attend the meeting, please so indicate in the space provided on the reverse side.

                                See reverse side

                          Weingarten Realty Investors

Please mark your vote in the following manner using dark ink only: [X] This proxy, when properly executed and delivered, will be voted as specified below. If no specification is made, this proxy will be voted for proposals 1, 2, 3, 4, 5 and 6. The proxies cannot vote your shares unless you sign and return this card.

The Board of Trust Managers recommends a vote FOR proposals 1, 2, 3, 4, 5 and 6.

1.  Election of Trust Managers.

FOR all nominees listed below (except           Withhold Authority to vote for all
as marked to the contrary).            [ ]      nominees listed below.              [ ]

Stanford Alexander, Andrew M. Alexander, Robert J. Crukshank, Martin Debrovner, Melvin A. Dow, Stephen A. Lasher, Joseph W. Robertson, Jr., Douglas w. Schnitzer, Marc J. Shapiro and J. T. Trotter

INSTRUCTION: To withhold authority to vote for any individual nominee, list the individual's name below.
-------------------------------------------------------------------------------

2.   Ratification of Deloitte & Touche LLP as Weingarten's independent auditors.

       FOR [ ]                   AGAINST [ ]                ABSTAIN [ ]

3. Amendment of Article Seven of the Amended and Restated Declaration of Trust to increase the number of authorized preferred shares.

       FOR [ ]                   AGAINST [ ]                ABSTAIN [ ]


4. Amendment to Article Eighteen of the Amended and Restated Declaration of Trust as required for continued listing on the New York Stock Exchange.

       FOR [ ]                   AGAINST [ ]                ABSTAIN [ ]


5. Amendment to Weingarten's 1993 Share Incentive Plan to increase the number of shares authorized for issuance.

       FOR [ ]                   AGAINST [ ]                ABSTAIN [ ]


6.   Approval of the 1999 Employee Share Purchase Plan.

       FOR [ ]                   AGAINST [ ]                ABSTAIN [ ]


7. In their discretion, the proxies are authorized to vote upon all other matters which may properly come before the annual meeting or any adjournments of the annual meeting.


The undersigned hereby revokes any proxy previously given with respect to Weingarten's common shares and hereby ratifies and confirms all that the proxies, then substitutes or any of them may lawfully do by virtue hereof.


Signature                                        Date
           -------------------------------------      -------------------------
Signature                                        Date
           -------------------------------------      -------------------------


Note: Please sign exactly as name(s) appear(s) on this card. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. When executed by a corporation or partnership, please sign in full corporate or partnership name by a duly authorized officer or partner, giving title. Please sign, date and mail this proxy promptly whether or not you expect to attend the meeting. You may nevertheless vote in person if you do attend.

                                See reverse side